UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

INSURANCE ACQUISITION CORP.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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Insurance Acquisition Corp., a Delaware corporation (the “Company”), is filing the attached Notice of Change of Time with the U.S. Securities and Exchange Commission (the “SEC”) as definitive additional materials pursuant to Rule 14a-6(b) under the Securities Exchange Act of 1934, as amended, in connection with the Company’s Special Meeting in lieu of 2020 Annual Meeting of Stockholders (the “Special Meeting”) to be held virtually on October 13, 2020. On September 24, 2020, the Company filed a definitive proxy statement/prospectus (the “Proxy Statement”) in connection with the Special Meeting.

These definitive additional materials were first sent or made available to stockholders on or about October 8, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

* * *

IMPORTANT NOTICE FOR SPECIAL MEETING IN LIEU OF 2020 ANNUAL MEETING OF STOCKHOLDERS OF INSURANCE ACQUISITION CORP.

INSURANCE ACQUISITION CORP.

2929 Arch Street, Suite 1703

Philadelphia, Pennsylvania 19104

NOTICE OF CHANGE OF TIME OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD VIRTUALLY ON OCTOBER 13, 2020

To the Stockholders of Insurance Acquisition Corp.:

NOTICE IS HEREBY GIVEN that the time of the Special Meeting has been changed from 10:00 a.m. Eastern Time to 7:00 a.m. Eastern Time on October 13, 2020 and will be held in a virtual meeting format only.

Meeting Date: Tuesday, October 13, 2020

Meeting Time: 7:00 a.m. (Eastern Time)

Webcast Access: https://www.cstproxy.com/insuranceacquisitioncorp/sm2020

By Order of the Board of Directors,

/s/ Daniel G. Cohen
Daniel G. Cohen
Chairman of the Board of Directors
Philadelphia, Pennsylvania
October 8, 2020